                                                                     EXHIBIT 4.7


                            FUNDS ESCROW AGREEMENT
                            ----------------------

     This Agreement is dated as of the 6th day of March, 2000 among Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), the Subscribers identified on Schedule A hereto ("Subscriber" or "Subscribers"), and Grushko & Mittman (the "Escrow Agent"):

                             W I T N E S S E T H:

     WHEREAS, the Company and Subscriber have entered into a Subscription Agreement ("Subscription Agreement") calling for the sale by the Company to the Subscribers of Series A 5% Convertible Preferred Stock ("Preferred Stock") and common stock purchase warrants ("Warrants") of the Company in the aggregate principal amounts, in the denominations set forth on Schedule A hereto, against payment therefor; and

     WHEREAS, the parties hereto require the Company to deliver the Preferred Stock, Warrants and other items against payment therefor, with such Preferred Stock, Warrants, other items and payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                INTERPRETATION

     1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

           (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

           (b) "Preferred Stock" means Series A 5% Convertible Preferred Stock of the Company issued to the Subscribers in the aggregate amount of up to $5,000,000 pursuant to the Subscription Agreement.

           (c) "Warrants" means the common stock purchase warrants of the Company described in the Subscription Agreement.

           (d) "Escrowed Payment" means the sums set forth on Schedule A hereto.

          (e) "Subscription Agreement" means the Subscription Agreement to be entered into by the parties in reference to the Preferred Stock, Warrants and the exhibits thereto.

          (f) "Legal Opinion" means the original signed legal opinion referred to in Section 3 of the Subscription Agreement.

          (g) "Placement Warrants" means the common stock purchase warrants to be issued to the Placement Agents as described in the Subscription Agreement.

          (h) "Commissions" means the fees to be paid to the Placement Agents as described in Section 6 of the Subscription Agreement.

          (i) "Irrevocable Instruction Letter" means five copies each of the letters addressed to the Company's transfer agent, a form of which is annexed hereto.

          (j) Collectively, this Agreement, Preferred Stock, Warrants, Subscription Agreement, Legal Opinion, Placement Warrants, and Commissions are referred to as "Company Documents."

          (k) Collectively, this Agreement, Escrowed Payment and Subscription Agreement without exhibits thereto are referred to as "Subscriber Documents."

     1.2. Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

     1.3. Extended Meanings.  In this Agreement words importing the singular
          -----------------
number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

     1.4. Waivers and Amendments.  This Agreement may be amended, modified,
          ----------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

     1.5. Headings.  The division of this Agreement into articles, sections,
          --------
subsections and
paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     1.6.  Law Governing this Agreement.  This Agreement shall be governed by
           ----------------------------
and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     1.7.  Specific Enforcement, Consent to Jurisdiction.  The Company and
           ---------------------------------------------
Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     1.8.  Fees.  Conditioned upon release of a portion of the Escrowed Payment
           ----
or part thereof to the Company, the Company shall pay the Escrow Agent in direct proportion to the amount of Escrowed Payment released to the Company the $10,000 fee described in Section 6 of the Subscription Agreement which will satisfy the Company's obligation thereunder. This fee shall be payable by proportionate deduction from the Escrowed Payment, but only if the corresponding balance of the Escrowed Payment is to be released to or on behalf of the Company pursuant to this Agreement.

                                  ARTICLE II

                        DELIVERIES TO THE ESCROW AGENT

     2.1.  Delivery of Company Documents to Escrow Agent.  On or about the date
           ---------------------------------------------
hereof, the Company shall deliver to the Escrow Agent the Company Documents.

     2.2  Delivery of Subscriber Documents to Escrow Agent.  On or about the
          ------------------------------------------------
date hereof, the Subscriber shall deliver to the Escrow Agent the Subscriber Documents. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

               Citibank, N.A.
               250 Broadway
               New York, New York 10007, USA
               ABA Number: 0210-00089
               For Credit to: Grushko & Mittman
                              IOLA Trust Account
                              Account Number: 037-45208884

     2.3. Intention to Create Escrow Over Company Documents and Subscriber
          ----------------------------------------------------------------
Documents.  The Subscriber and Company intend that the Company Documents and
---------
Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents.
          ------------------------------------------------------------------
The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                                  ARTICLE III

              RELEASE OF ESCROWED DOCUMENTS AND ESCROWED PAYMENT

     3.1. Release of Escrow.  Subject to the provisions of Section 4.2, the
          -----------------
Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

          (a) Upon receipt by the Escrow Agent of the Company Documents and the corresponding Subscriber Documents, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the corresponding Subscriber Documents to the Company except that the Placement Warrants and Cash Commissions will be delivered to the Placement Agents. The Company will provide written facsimile or original instructions to the Escrow Agent as to the disposition of all funds releasable to the Company.

          (b) In the event the Escrow Agent does not receive Company Documents and the corresponding Subscriber Documents prior to March 15, 2000, then the Escrow Agent will promptly return the Company Documents to the Company, and promptly return the Subscriber Documents to the Subscribers.

          (c) Upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

           (d) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                  ARTICLE IV

                          CONCERNING THE ESCROW AGENT

     4.1.  Duties and Responsibilities of the Escrow Agent.  The Escrow Agent's
           -----------------------------------------------
duties and responsibilities shall be subject to the following terms and conditions:

           (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

           (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

          (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for its reasonable out-of-pocket expenses (including counsel fees) incurred in connection with the performance of its duties and responsibilities hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Notes and Escrowed Payment to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Notes and Escrowed Payment with the clerk of any such court.

          (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow Subscriber, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

          (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

          (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber or the Company, as the case may be, in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

          (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     4.2. Dispute Resolution: Judgments.  Resolution of disputes arising under
          -----------------------------
this Agreement
shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                   ARTICLE V

                                GENERAL MATTERS

     5.1. Termination.  This escrow shall terminate upon the release of all of
          -----------
the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

     5.2. Notices.  All notices, request, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

          (a)  If to the Company, to:

               Advanced Aerodynamics & Structures, Inc.
               3205 Lakewood Boulevard
               Long Beach Airport, CA 90808
               (562) 938-8620 (Telecopier)

          (b) If to the Subscriber, to: the addresses and fax numbers set forth on Schedule A hereto.

          (c)  If to the Escrow Agent, to:

               Grushko & Mittman
               Attorneys at Law
               277 Broadway, Suite 801
               New York, New York 10007
               (212) 227-5865 (telecopier)

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

     5.3.  Interest.  The Escrowed Payment shall not be held in an interest
           --------
bearing account nor will interest be payable in connection therewith.

     5.4.  Assignment; Binding Agreement.  Neither this Agreement nor any right
           -----------------------------
or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.5.  Invalidity.  In the event that any one or more of the provisions
           ----------
contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.6.  Counterparts/Execution.  This Agreement may be executed in any number
           ----------------------
of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     5.7.  Agreement.  Each of the undersigned states that he has read the
           ---------
foregoing Funds Escrow Agreement and understands and agrees to it.



                              ___________________________________
                              ADVANCED AERODYNAMICS &
                              STRUCTURES, INC. - "Company"


                              ___________________________________
                              AUSTINVEST ANSTALT BALZERS - "Subscriber"


                              ___________________________________
                              ESQUIRE TRADE & FINANCE INC. - "Subscriber"


                              ___________________________________
                              AMRO INTERNATIONAL, S.A. - "Subscriber"


                              ____________________________________
                              THE SHAAR FUND LTD. - "Subscriber"


                              ____________________________________
                              GROSS FOUNDATION, INC. - "Subscriber"


                              ____________________________________
                              THE HEWLETT FUND, INC. - "Subscriber"


                              ESCROW AGENT:


                              ___________________________________
                              GRUSHKO & MITTMAN

     5.7.  Agreement.  Each of the undersigned states that he has read the
           ---------
foregoing Funds Escrow Agreement and understands and agrees to it.



                              ___________________________________
                              ADVANCED AERODYNAMICS &
                              STRUCTURES, INC. - "Company"



                              ___________________________________
                              LEVAL TRADING, INC. - "Subscriber"


                              ___________________________________
                              BRETTON HILL FUNDING, LLC - "Subscriber"


                              ____________________________________
                              THE ENDEAVOUR CAPITAL
                              FUND, S.A.  - "Subscriber"



                              ESCROW AGENT:


                              ___________________________________
                              GRUSHKO & MITTMAN

     5.7.  Agreement.  Each of the undersigned states that he has read the
           ---------
foregoing Funds Escrow Agreement and understands and agrees to it.



                              ___________________________________
                              ADVANCED AERODYNAMICS &
                              STRUCTURES, INC. - "Company"


                              ___________________________________
                              KESHET L.P. - "Subscriber"


                              ___________________________________
                              THE KESHET FUND, L.P. - "Subscriber"


                              ___________________________________
                              TALBIYA B. INVESTMENTS LTD. - "Subscriber"


                              ____________________________________
                              NESHER LTD.  - "Subscriber"



                              ESCROW AGENT:


                              ___________________________________
                              GRUSHKO & MITTMAN

                                  SCHEDULE A
                                  ----------

--------------------------------------------------------------------------------------------------------------
SUBSCRIBER                                          PURCHASE PRICE OF       SHARES OF
                                                    PREFERRED STOCK         PREFERRED STOCK       WARRANTS
--------------------------------------------------------------------------------------------------------------
AUSTINVEST ANSTALT BALZERS                          $   1,000,000           10,000                130,000
Landstrasse 938
9494 Furstentums
Balzers, Liechtenstein
Fax: 011-534-534100
--------------------------------------------------------------------------------------------------------------
ESQUIRE TRADE & FINANCE, INC.                       $   1,000,000           10,000                130,000
Trident Chambers
P.O. Box 146
Road Town, Tortola, B.V.I.
Fax: 011-41-41-760-1031
--------------------------------------------------------------------------------------------------------------
AMRO INTERNATIONAL, S.A.                            $     750,000            7,500                 97,500
c/o Ultra Finanz
Grossmuenster Platz 26
P.O. Box 4401
Zurich, Switzerland CH8011
Fax: 011-411-262-5512
--------------------------------------------------------------------------------------------------------------
THE SHAAR FUND LTD.                                 $     500,000            5,000                 65,000
c/o Levinson Capital Management
2 World Trade Center, Suite 1820
New York, New York 10048
Fax: 212-432-7771
--------------------------------------------------------------------------------------------------------------
GROSS FOUNDATION, INC.                              $     200,000            2,000                 26,000
1660 49/th/ Street
Brooklyn, New York
Fax: 718-851-3511
--------------------------------------------------------------------------------------------------------------
THE HEWLETT FUND, INC.                              $      50,000              500                  6,500
1615 Avenue I, #201
Brooklyn, New York 11230
Fax: 201-363-0450
--------------------------------------------------------------------------------------------------------------
LEVAL TRADING, INC.                                 $     100,000            1,000                 13,000
c/o Thierry Ulmann
14 rue du Conseil-General
CH-1205, Geneva, Switzerland
Fax: 011-41-22-321-0807
--------------------------------------------------------------------------------------------------------------
BRETTON HILL FUNDING, LLC                           $     250,000            2,500                 32,500
4706 18/th/ Avenue
Brooklyn, New York 11204
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Fax: 718-633-3891
--------------------------------------------------------------------------------------------------------------
TALBIYA B. INVESTMENTS LTD.                         $     150,000            1,500                 19,500
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
--------------------------------------------------------------------------------------------------------------
NESHER LTD.                                         $     100,000            1,000                 13,000
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
--------------------------------------------------------------------------------------------------------------
KESHET L.P.                                         $     225,000            2,250                    -0-
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
--------------------------------------------------------------------------------------------------------------
THE KESHET FUND, L.P.                               $     175,000            1,750                    -0-
Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
--------------------------------------------------------------------------------------------------------------
THE ENDEAVOUR CAPITAL FUND, S.A.                    $     500,000            5,000                 65,000
The Maduro Building, P.O. Box 662
Wickhams Cay, Road Town
Tortola, British Virgin Islands
Fax: 1-284-494-3917
--------------------------------------------------------------------------------------------------------------
TOTALS                                              $5,000,000.00           50,000                598,000
--------------------------------------------------------------------------------------------------------------